UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 326-3900

26081 Avenue Hall
Valencia, California  91355
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2006, the Board of Directors of 3D Systems Corporation (the “Corporation”) amended Section 1.02 of the Corporation’s By-laws. This section of the By-laws previously provided that the Corporation’s principal address was in Valencia, California.  This section of the By-laws was amended to provide that, in addition to the Corporation’s registered office in Delaware, as provided in Section 1.01 of the By-Laws as previously in effect, the Corporation may have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.  A copy of Section 1.02, as amended, of the By-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

At the same time, the Board of Directors approved 333 Three D Systems Circle, Rock Hill, South Carolina 29730 as the Corporation’s principal executive office.

Item 9.01            Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Reference
3.1	Section 1.02 of By-laws amended and effective as of September 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D Systems Corporation

Date: September 22, 2006

/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Section 1.02 of By-laws amended and effective as of September 22, 2006